Exhibit 10.22

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July 7, 2008 by and between Thermage, Inc., a Delaware corporation (“Thermage”), and the undersigned stockholder and/or option holder and/or warrant holder (the “Stockholder”) of Reliant Technologies, Inc., a Delaware corporation (“Reliant”).

A. Thermage, Reliant, Relay Acquisition Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of Thermage (“Merger Sub”) and certain other parties have entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), which provides for the merger (the “Merger”) of Reliant with and into Merger Sub, pursuant to which all outstanding capital stock of Reliant will be cancelled and converted into the right to receive the consideration set forth in the Merger Agreement.

B. The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding capital stock of Reliant, and such number of shares of capital stock of Reliant issuable upon the exercise of outstanding options and warrants, as is indicated on the signature page of this Agreement.

C. In consideration of the execution of the Merger Agreement by Reliant, the Stockholder (in his or her capacity as such) has agreed to vote the Shares (as defined below) and such other shares of capital stock of Reliant over which the Stockholder has voting power, so as to facilitate consummation of the Merger.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

1.1 “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

1.2 “Person” shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental authority.

1.3 “Shares” shall mean: (i) all Reliant Capital Stock (including all shares of Reliant Capital Stock and all options, warrants and other rights to acquire shares of Reliant Capital Stock) owned by the Stockholder as of the date of this Agreement, and (ii) all additional securities of Reliant (including all additional shares of Reliant Capital Stock and all additional options, warrants and other rights to acquire shares of Reliant Capital Stock) of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

1.4 Transfer. A Person shall be deemed to have effected a “Transfer” of a security if such person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

2. Transfer of Shares.

2.1 No Transfer of Shares. The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Shares to be effected; provided, however, that Stockholder may (x), after the effectiveness of the Registration Statement, if Stockholder is a private equity fund, distribute Shares to its partners, members and equity holders, (y) if Stockholder is an individual, transfer the Shares to any member of Stockholder’s immediate family for estate planning purposes, and (z) transfer Shares upon the death of Stockholder (each, a “Permitted Transfer”); provided, further, that any such Transfer shall be a Permitted Transfer only if, as a precondition to such Transfer, the transferee enters into an agreement substantially similar to this Agreement with Thermage.

2.2 No Transfer of Voting Rights. The Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares, or enter into any voting agreement or similar arrangement or commitment in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares.

3. Agreement to Vote Shares. Until the Expiration Date, at every meeting of stockholders of the Reliant called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of Reliant with respect to any of the following, the Stockholder shall vote the Shares: (i) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and this Agreement and any action required in furtherance thereof; (ii) in favor of approval of the Certificate Amendment; (iii) in favor of the termination of the Stockholder Arrangements; (iv) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement; (v) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of Reliant or any subsidiary of Reliant with any party, (B) any sale, lease or transfer of any significant part of the assets of Reliant or any subsidiary of Reliant, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of Reliant or any subsidiary of Reliant, (D) any automatic conversion of Reliant Preferred Stock, or (E) any material change in the capitalization of Reliant or any subsidiary of Reliant, or the corporate structure of Reliant or any subsidiary of Reliant; and (vi) in favor of waiving any notice that may have been or may be required relating to any reorganization of Reliant or any subsidiary of Reliant, any reclassification or recapitalization of the capital stock of Reliant, any sale of assets, change of control or acquisition of Reliant or any subsidiary of Reliant by any other person, or any consolidation or merger of Reliant or any subsidiary of Reliant with or into any other person; provided, however, that nothing in this Agreement shall preclude Stockholder from exercising full power and authority to vote the Shares in Stockholder’s sole discretion for or against any proposal submitted to a vote of Reliant’s stockholders to approve any Section 280G Payments. Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4. Irrevocable Proxy. In furtherance of the transactions contemplated hereby and by the Merger Agreement, and in order to secure the performance by Stockholder of Stockholder’s duties under this Agreement, Stockholder, concurrently with the execution of this Agreement, shall execute in accordance with the provisions of applicable Delaware Law, and deliver to Thermage an irrevocable proxy, substantially in the form of Schedule 1 hereto, and irrevocably appoint Thermage or its designees, with full power of substitution, Stockholder’s attorney and proxy to vote, or if applicable, give consent with respect to the Shares in respect of any of the matters set forth in, and in accordance with the provisions of Section 3 (the “Proxy”). Notwithstanding anything to the contrary in this Agreement, such Proxy shall not apply to any proposal submitted to a vote of Reliant’s stockholders to approve any Section 280G Payments.

5. Conversion. Prior to the Expiration Date, the Stockholder shall (A) not exercise or elect to convert any of the Shares and (B) vote the Shares against any proposal to convert the Shares pursuant to Section (E)(4)(l)(i) of Article IV (Automatic Conversion) of the Reliant Certificate of Incorporation.

6. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Thermage that:

6.1 the Stockholder is the beneficial owner of the shares of Reliant Capital Stock, and the options, warrants and other rights to purchase shares of Reliant Capital Stock, set forth on signature page of this Agreement, with full power to vote or direct the voting of the Shares for and on behalf of all beneficial owners of the Shares;

6.2 the Shares are free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature;

6.3 the Stockholder does not beneficially own any securities of Reliant other than the shares of Reliant Capital Stock, and options, warrants and other rights to purchase shares of Reliant Capital Stock, set forth on the signature page of this Agreement;

6.4 the Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement; and

6.5 this Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

7. Consent and Waiver. The Stockholder (not in his or her capacity as a director or officer of Reliant) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party, or pursuant to any rights Stockholder may have.

8. Dissenters’ Rights. Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

9. Termination; Miscellaneous. This Agreement shall terminate and be of no further force or effect as of the Expiration Date.

9.1 Waiver. At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

9.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Legal Requirement, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

9.3 Binding Effect; Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned to any other Person without the prior written consent of Thermage.

9.4 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

9.5 Other Remedies; Specific Performance

(a) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

(b) Specific Performance. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

9.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflict of law provisions thereof.

9.7 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.8 Entire Agreement. This Agreement and the other agreements referred to in this Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

9.9 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

If to Thermage:	Thermage, Inc. 25881 Industrial Boulevard Hayward, California 94545 Attention: Stephen J. Fanning Telephone No.: [( ) - ] Telecopy No.: [( ) - ]

With a copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Attention: Christopher Fennell

  Robert T. Ishii

Telephone No.: (650) 493-9300

Telecopy No.: (650) 493-6811

If to Stockholder:	To the address for notice set forth on the signature page hereof.

with a copy to:	Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, California 94306-2155 Attention: Eric Jensen Gordon Ho Telephone No.: (650) 843-5000 Telecopy No.: (650) 849-7400

Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date when sent and (iv) in the case of mailing, on the third (3rd) Business Day following that on which the piece of mail containing such communication is posted.

8.10 Headings. The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

8.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

8.12 Fiduciary Responsibilities. Notwithstanding any other provision of this Agreement to the contrary, nothing contained in this Agreement shall limit or prohibit Stockholder in his capacity as a director or executive officer of Reliant from taking or omitting to take any action in such capacity that the Board of Directors of Reliant or executive officers are permitted to take or omit to take, pursuant to and in accordance with the terms of the Merger Agreement, and no such action taken (or omitted to be taken) by Stockholder in any such capacity shall be deemed to constitute a breach of or default under any provision of this Agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

THERMAGE, INC.:		STOCKHOLDER:

By:		By:
	Signature of Authorized Signatory	Signature

Name:		Name:

Title:		Title:

Print Address

Telephone

Facsimile No.

Shares beneficially owned:

Common Stock:

Series A Preferred Stock:

Series B Preferred Stock:

Series C Preferred Stock:

Series D Preferred Stock:

Series E Preferred Stock:

Options:

Warrants:

SCHEDULE 1

IRREVOCABLE PROXY

The undersigned stockholder of Reliant Technologies, Inc. (the “Stockholder”), a Delaware corporation (“Reliant”), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Thermage, Inc., a Delaware corporation (“Thermage”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the Shares (as defined in that certain Voting Agreement dated of even date herewith by and between Thermage and Stockholder (the “Voting Agreement”) in accordance with the terms of this Proxy. The Shares beneficially owned by Stockholder as of the date of this Proxy are listed on the final page of this Proxy. Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Voting Agreement.

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest, is granted pursuant to the Voting Agreement and is granted in consideration of Thermage entering into the Merger Agreement.

The attorneys and proxies named above are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of stockholders of Reliant and in every written consent in lieu of such meeting:

(i) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and this Agreement and any action required in furtherance thereof;

(ii) in favor of approval of the Certificate Amendment;

(iii) in favor of the termination of the Stockholder Arrangements;

(iv) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement;

(v) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of Reliant or any subsidiary of Reliant with any party, (B) any sale, lease or transfer of any significant part of the assets of Reliant or any subsidiary of Reliant, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of Reliant or any subsidiary of Reliant, (D) any automatic conversion of Reliant Preferred Stock, or (E) any material change in the capitalization of Reliant or any subsidiary of Reliant, or the corporate structure of Reliant or any subsidiary of Reliant; and

(vi) in favor of waiving any notice that may have been or may be required relating to any reorganization of Reliant or any subsidiary of Reliant, any reclassification or recapitalization of the capital stock of Reliant, any sale of assets, change of control or acquisition of Reliant or any subsidiary of Reliant by any other person, or any consolidation or merger of Reliant or any subsidiary of Reliant with or into any other person.

The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (i) through (vi) above, and Stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

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This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: , 2008
Signature

Print Name

Address

Shares:

Common Stock:

Series A Preferred Stock:

Series B Preferred Stock:

Series C Preferred Stock:

Series D Preferred Stock:

Series E Preferred Stock:

Options:

Warrants:

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